                                                                 EXHIBIT 10.3


                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT ("Agreement") dated February 20, 2002, is made and entered into by and between Touchstone Resources USA, Inc., a Texas corporation (herein referred to as "Touchstone"), and Expression Graphics, Inc.,( herein referred to as "EGI"), a Nevada corporation, but shall be effective as of February 17, 2002 ("Effective Date"). Touchstone and EGI are sometimes separately called a "party" and together referred to herein as "parties."

         WHEREAS, Touchstone currently owns, and has the right to earn, pursuant to the terms and conditions of certain agreements and a Farmout Agreement, certain interests in (a) the existing Louisiana State Lease No. 16141 No. 1 Well, (b) Louisiana state oil, gas and mineral leases, (c) surface equipment, subsurface equipment, and other real, personal and mixed property located on the lands covered by the Louisiana state oil, gas and mineral leases and used in the operation thereof, and (d) contract rights and similar rights associated with operation of the Louisiana state oil, gas and mineral leases, all located in Vermillion Parish, State of Louisiana (herein sometimes referred to as "North Hell Hole Bayou Prospect");

         WHEREAS, Touchstone has entered into two (2) separate purchase and sale agreements to acquire certain undivided interests owned by SKH Management, L.P. , which are located in the "North Hell Hole Bayou Prospect," and which are more fully described in the Exhibit "A's" attached to the Contracts (as the term is defined hereinbelow). All of the said undivided interests, working interests, net revenue interests, overriding royalty interests, and contractual rights to be assigned, transferred and conveyed to EGI, are more fully described in the Exhibit "A's" attached to the Contracts, all which shall hereinafter be referred to as the "Properties";

         WHEREAS, Touchstone desires to sell all of its interests in the Contracts and EGI desires to purchase such interests in the Contracts from Touchstone and assume all obligations and duties relating thereto, in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, with the intent to be legally bound, in return for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the mutual exchange of covenants and promises herein contained, agree as follows:

         1. Touchstone does hereby grant, bargain, sell, transfer, assign and convey to EGI all of Touchstone's rights, title, and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) currently owned, and to be earned, in and to the following agreements, all of which are hereinafter collectively referred to in this Agreement as the "Contracts":

            a. Purchase and Sale Agreement dated February 17, 2002, by and between SKH Management, L.P., as "Seller," and Touchstone Resources USA, Inc., as "Buyer", a true and correct copy of which is attached hereto as Exhibit "A," and is incorporated herein by reference for all purposes;

            b. Purchase and Sale Agreement dated February 17, 2002, by and between SKH Management, L.P., as "Seller ,"and Touchstone Resources USA, Inc., as "Buyer", a true and correct copy of which is attached hereto as Exhibit "B," and is incorporated herein by reference for all purposes; and

            c. A Letter Agreement dated February 17, 2002, from Touchstone Resources USA, Inc. to SKH Management, L.P., the terms of which have been adopted, ratified, and confirmed by SKH Energy Partners II, L.P., a true and correct copy of which is attached hereto as Exhibit "C," and is incorporated herein by reference for all purposes.

         Notwithstanding the foregoing assignment, the provisions of paragraph 5 of the Letter Agreement shall inure to the benefit of both Touchstone and EGI and shall remain effective as to all parties.

         2. EGI does hereby assume all of the obligations, duties, and/or liabilities under the terms of the Contracts, and EGI does hereby agree to indemnify, defend, save and hold harmless Touchstone (and its respective affiliates, officers, directors, employees, attorneys, contractors, and agents of Touchstone and such affiliates) from any and all claims, causes of action, liabilities, damages of any nature and kind, losses, costs or expenses (including, without limitation, court costs and attorneys fees), arising out of or in any manner related to or connected with the Contracts after the Effective Date.

         3. Touchstone and SKH Management, L.P., have fully executed the Contracts, and Touchstone has delivered to SKH Management, L.P. EGI's corporate check number 102, in the amount of Six Million And No/100 Dollars ($6,000,000.00) which represents the total Purchase Price as set forth in the Contracts. SKH Management, L.P. will hold EGI's corporate check, in trust, until EGI transfers to SKH Management, L.P., by wire transfer, immediately available funds, to SKH Management, L.P.'s designated United States bank account, the Purchase Price set forth in the Contracts, by 3:00 p.m. central time, February 20, 2002. Simultaneous with delivery by EGI of written confirmation of the wire transfer of the Purchase Price, SKH Management, L.P., will release and deliver the original un-negotiated EGI corporate check held in trust by SKH Management, L.P., and fully executed conveyances of the Properties, directly to EGI, in the same form as identified in Exhibit "B" to the Contracts, modified to include the provisions of paragraph 4 herein. In the event that the funds are not wire transferred by EGI by 3:00 p.m. central time, February 20, 2002, then said corporate check will be negotiated by SKH to satisfy the Purchase Price as set forth in the Contracts, and deliver the conveyances of the Properties as set forth above. EGI does hereby acknowledge that pursuant to the terms of the Contracts, "Additional Sums" are required to be paid by EGI to SKH Management, L.P. within forty five (45) days of the Effective Date of the Contracts.

         4. Simultaneous with the delivery of the executed conveyances of the Properties from SKH to EGI, EGI will convey, or caused to be conveyed, to Touchstone a reversionary interest in all of the Properties acquired by EGI under the terms of the Contracts. Touchstone's reversionary interest shall be a twenty percent (20%) back-in after payout (herein referred to as the "Back-In") as to all of the interests relating to or arising out of the Properties acquired by EGI under the Contracts, free and clear of any liens, mortgages, and/or encumbrances of any kind or nature. The Back-In shall be calculated on a well by well basis for any well(s) drilled on the Properties or on lands pooled therewith. All costs and expenses to be utilized for the calculation of "payout" for the existing Louisiana State Lease No. 16141 No. 1 Well, shall only be those costs and expenses incurred by EGI, as hereinafter defined in this paragraph, after the Effective Date of this Agreement In no event shall the Purchase Price, the Additional Sums, or any other costs incurred by EGI in the acquisition of the Properties, ever be included as a cost and expense for the purposes of calculating "payout"as defined herein. For the purposes of this Agreement "payout" shall mean the time when EGI has recovered from its share of the proceeds of all production from a well(after deducting state royalty burdens) all of EGI's proportionate share of unrecovered costs of drilling, sidetracking, deepening, completing, testing, reworking, and equipping to produce such well(not to include the costs of pipelines, production facilities, treatment, or transportation costs) and EGI's proportionate share of costs of operating such well during the recovery period. The pertinent provisions of the 1984-COPAS Model Form Accounting Procedure(which is attached as Exhibit "B" to the Joint Operating Agreement identified in the Contracts) shall be followed in computing the costs to be recovered and in permitting Touchstone to audit the same during any payout period and for a period of twenty-four (24) months after the end of the calendar year in which payout occurs.

         Upon the completion of a well capable of production in commercial paying quantities, EGI shall within thirty (30) days thereafter, furnish Touchstone a written statement reflecting the costs to be recovered by EGI under the foregoing provisions, and thereafter a quarterly statement reflecting the progress of recovery of such cost. Touchstone's Back-In shall automatically vest and shall be effective as of 7:00 a.m on the day following the day "payout" is achieved on said well with no further action being required by Touchstone. EGI shall immediately furnish Touchstone with all documents necessary to reflect the Back-In, and to transfer the interests, in a recordable form, to Touchstone.

         5. Representations and Warranties of Touchstone. Touchstone represents and warrants to EGI as follows:

            a. Organization. Touchstone is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

            b. Authority and Conflicts. Touchstone has full power and authority to carry on its business as presently conducted, to enter into this Agreement, and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Touchstone does not, and the consummation of the transactions contemplated by this Agreement shall not violate, conflict with, or require the consent of any person or entity under any provision of Touchstone's bylaws or other governing documents, any material agreements or contracts to which Touchstone is a party, or any material agreements or contracts concerning the Properties, save and except Louisiana State Lease 16141, Louisiana State Lease 16142, Louisiana State Lease 17289, that certain Participation Agreement by and between SKH Management, L.P. and Touchstone Resources USA, Inc. dated March 15, 2001, that certain Joint Operating Agreement by and between Seneca Resources as Operator and SKH Management, L.P. et al as Non-Operators, that certain Farmout Agreement by and between Devon Energy and SKH Management, L.P. as amended and the Contracts. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated by this Agreement shall be at the time required to be performed, duly and validly authorized by all requisite corporate action on the part of Touchstone.

            c. Enforceability. This Agreement has been duly executed and delivered on behalf of Touchstone and constitutes the legal and binding obligation of Touchstone enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, or moratorium statues, equitable principles, or other similar laws affecting the rights of creditors generally ("Equitable Limitations").

            d. Litigation and Claims. There are no pending suits, actions, or other proceedings in which Touchstone is a party (or, to Touchstone's knowledge, which have been threatened to be instituted against Touchstone) which affect Touchstone's interest to be transferred hereunder, in any material respect or effecting the execution and delivery of this Agreement or the consummation of the transaction contemplated herein.

            e. Accuracy of Representations. To the best of Touchstone's knowledge, no representation or warranty by Touchstone in this Agreement or any agreement or document delivered by Touchstone pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading

            f. Encumbrances. Touchstone shall also represent and warrant that between that there are no liens, encumbrances, reversions or reassignment obligations caused by Touchstone adverse to or affecting the interest to be assigned hereunder, other than those identified in the Contracts and the interests retained by Touchstone herein.

         6. Representations by EGI. EGI represents to Touchstone that the following statements are true and correct:

            a. Organization. EGI is a corporation duly organized and legally existing under the laws of the State of Nevada and has the power and authority to carry on its business as presently conducted, to own and hold the Properties, and to perform all obligations required by this Agreement.

            b. Authority. The execution and delivery of this Agreement has been authorized by all necessary action, corporate and otherwise, on the part of EGI. Execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate or be in conflict with any agreement, instrument, judgment, order, decree, law or regulation by which EGI is bound.

            c. Binding Agreement. Subject to laws and equitable principles affecting the rights of creditors, this Agreement is a binding obligation of EGI enforceable according to its terms. There are neither bankruptcy nor reorganization proceedings pending or, to EGI's knowledge, threatened against EGI.

            d. EXCEPT AS SET FORTH HEREIN, EGI IS NOT RELYING ON ANY STATEMENT OR ANY INFORMATION PROVIDED BY TOUCHSTONE IN ITS DECISION TO PURCHASE THE PROPERTIES AND ASSUME THE OBLIGATIONS AND DUTIES OF THE CONTRACTS. EGI HEREBY WAIVES AND ACKNOWLEDGES THAT TOUCHSTONE HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND TOUCHSTONE HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION AND WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT OR RELATING TO (1) TITLE TO ANY OF THE PROPERTIES,
                (2) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE PROPERTIES, (3) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY INFORMATION, DATA, OR OTHER MATERIALS (WHETHER WRITTEN OR ORAL) NOW, HERETOFORE, OR HEREAFTER, FURNISHED TO EGI BY OR ON BEHALF OF TOUCHSTONE, (4) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE PROPERTIES, (5) ANY ESTIMATES OF THE VALUE OF THE PROPERTIES OR FUTURE REVENUES TO BE GENERATED BY THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, PRICING ASSUMPTIONS OR THE ABILITY TO SELL OR MARKET ANY PETROLEUM SUBSTANCES AFTER CLOSING, (6) THE PRODUCTION OR RATES OF PRODUCTION OF PETROLEUM SUBSTANCES FROM THE PROPERTIES, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES THEREFROM, (7) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE PROPERTIES, (8) RECOMPLETION OPPORTUNITIES, EXPLORATION POTENTIAL, OR DECLINE RATES, OR (9) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED IN ANY MANNER WHATSOEVER TO EGI OR ITS AFFILIATES, OR ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. TOUCHSTONE FURTHER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, AND PERSONAL PROPERTY CONSTITUTING PART OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF EGI UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND
                (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF TOUCHSTONE AND EGI THAT THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, AND PERSONAL PROPERTY SHALL BE CONVEYED TO EGI "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND EGI REPRESENTS TO TOUCHSTONE THAT EGI HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, AND PERSONAL PROPERTY AS EGI DEEMS APPROPRIATE AND NECESSARY, AND EGI ACCEPTS THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, AND PERSONAL PROPERTY "AS IS, WHERE IS" IN THEIR PRESENT CONDITION AND STATE OF REPAIR. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            e. Securities Laws. EGI is acquiring the Properties herein for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933, as amended. EGI acknowledges that it and its officers and directors are experienced in investments with limited liquidity through a variety of entities and vehicles including but not limited to Limited Partnerships and private placements and is a Accredited Investor as that term is defined in the Securities Act of 1933, as amended. EGI, at its sole risk and expense, has had unrestricted access during normal business hours to the Properties, the land files and accounting, engineering, operational, geological and geophysical data, less and except those deemed proprietary by Touchstone. EGI has conducted its own independent evaluation of the Properties, and in the course of same, EGI has had an opportunity to examine certain logs generated in the drilling of the Seneca Resources Corporation State Lease 16141 No.1 well, as follows:

                1) Logging while drilling across pay zones, prepared by Schlumberger.
                2) Dual-induction open hole log across uppermost (N) pay zones, prepared by Baker Atlas
                3)   Cased hole porosity log (TDTP), prepared by Schlumberger
                4) Petrophysical analysis of combined logs, prepared by Schlumberger

Touchstone acknowledges that it provided these logs to EGI, and represents and warrants that it provided said logs to EGI as received from Schlumberger and Baker Atlas. Touchstone has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the Properties. Any and all data, information and other materials furnished by Touchstone are provided in good faith to EGI as an accommodation and without warranty or representation as to quality and accuracy, and any reliance on or use of same shall be at EGI's sole risk, except as provided hereinabove.

         7. Books and Records. Touchstone agrees to make available to EGI, with the exception of books of account, tax returns and correspondence relating thereto, Touchstone's proprietary, technical or interpretive information and any documents of overall significance to Touchstone's business, its records relating to the title of said properties, including, but not limited to abstracts, title reports, title opinions, leases, lease purchase reports, operating agreements, letter agreements, contracts, gas purchase contracts and any other informative material relating to said Properties in its possession. EGI will pay for its own legal representation and Touchstone agrees to pay for its own legal representation with regard to this transaction.

         8. Conditions Precedent to Closing.

            8.1. Conditions Precedent to Obligations of EGI. The obligations of EGI under this Agreement are expressly subject to completion of each of the following conditions:

                 1. Each and every representation and warranty of Touchstone made to EGI under this Agreement shall be true and accurate in all material respects.

                 2. Touchstone shall have performed and complied in all material respects with ( or compliance therewith shall have been waived by EGI) each and every covenant and agreement required by this Agreement to be performed, or complied with by Touchstone.

                 3. No suit, action, or other proceedings, shall be pending or threatened before any court or government agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transaction contemplated by this Agreement.

            8.2 Conditions Precedent to Obligations of Touchstone. The obligations of Touchstone under this Agreement are expressly subject to each of the following conditions being met:

                 a. Each and every representation of EGI under this Agreement shall be true and accurate in all material respects.

                 b. EGI shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Touchstone) each and every covenant and agreement required by this Agreement to be performed or complied with by EGI.

                 c. No suit, action, or other proceedings shall be pending or threatened before any court or government agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transaction contemplated by this Agreement.

         9. Notice. All notices required or permitted under this Agreement shall be effective upon receipt if personally delivered, if mailed by registered or certified mail, postage prepaid, or if delivered by telegram, telecopy or facsimile if directed to the parties as follows:

       TO Touchstone:                                TO EGI:

Touchstone Resources USA, Inc.                Expression Graphics, Inc.
5858 Westheimer, Suite 708                    GSB Building, Suite 417
Houston, Texas  77057                         1 Belmont Ave.
                                              Bala Cynwyd, PA 19002

Telephone: 713-784-1113                       Telephone:  (610) 660-5906

Facsimile:  713-785-8530                      Facsimile: (610) 660-5905

Any party may give written notice of a change in the address or individual to whom delivery shall be made provided such notice is given at least ten (10) business days prior to becoming effective.

        10. Miscellaneous Matters.

            a. Choice of Law. TIME IS OF THE ESSENCE IN THIS AGREEMENT. This Agreement and all operations hereunder shall be subject to all valid and applicable laws, orders, rules and regulations of any governmental body having jurisdiction over such operations. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Texas. This Agreement is deemed by and between the parties to have been negotiated, accepted, executed, delivered, and fully performable in Houston, Harris County, Texas. Touchstone and EGI agree that any dispute that arises with respect to this agreement shall be arbitrated by a panel of three (3) arbitrators in accordance with the Texas Arbitration Act ("Act") and the rules of the American Arbitration Association ("Rules"). The panel of arbitrators will consist of one (1) arbitrator appointed by Touchstone, one (1) arbitrator appointed by EGI, and one (1) arbitrator selected by the two (2) appointed arbitrators. The decision of the arbitration panel rendered pursuant to the Act and Rules shall be binding and non-appealable upon the parties and may be enforced in any court of competent jurisdiction. Any arbitration proceedings pursuant to this Agreement shall be held in Houston, Harris County, Texas. The arbitrators shall not award punitive, consequential, nor multiple damages in settlement of any dispute.

            b. Waiver. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same.

            c. Unenforceability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            d. Legal Review. The parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement, including the opportunity to submit the same to legal counsel for review and comment. Based on said review and consultation, the parties agree with each and every term contained in the Agreement. Based on the foregoing, the parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

            e. Continuing Obligations. All representations and warranties made herein by Touchstone and EGI shall be continuing and shall be true and correction as of the date hereof (and shall inure to the benefit of the respective successors and assigns of Touchstone and EGI), and all such representations and warranties shall survive this Agreement.

            f. Entirety. This Agreement, together with the Assignments to be made, embodies the entire agreement between the parties, superseding all prior agreements, negotiations, letters of intent, arrangements and understandings related to the subject matter hereof either written or oral, and may only be supplemented, altered, amended, modified, or revoked by a writing signed by duly authorized representatives of all the parties hereto. Notwithstanding the provisions of this paragraph, no party shall be bound by, subject to, or deemed a party to, any agreement between the parties which have not been duly executed by, or on behalf of, such party.

            g. No Partnership. The parties hereto expressly do not intend to create, and no provision hereof shall be construed as creating a partnership, joint venture, mining partnership, corporation, association or other relationship whereby any party hereto shall ever be held liable for the acts either by omission or commission, of the other, the liability of all the respective parties hereto being several and not joint or collective.

            h. Further Assurances. THE PARTIES AGREE TO EXECUTE AND DELIVER, AFTER THE CLOSING, ANY AND ALL OTHER MUTUALLY ACCEPTABLE INSTRUMENTS AND AGREEMENTS REASONABLY NECESSARY TO ACCOMPLISH THE TRANSACTION CONTEMPLATED HEREBY. Each Party hereto shall from time to time do and perform such further acts and execute and deliver such further instruments, assignments and documents as may be required or reasonably requested by the parties hereto to carry out and effect the intentions and purposes of this Agreement.

            i. Successors and Assigns. All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any assignment of the parties rights hereunder to any third party shall be made expressly subject to all of the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement and those agreements identified on Exhibit "A."

            j. No Commissions. Each party hereto agrees to defend, indemnify, save, and hold harmless the other party from and against any and all claims, demands, causes of action, and damages to third parties claiming under a party hereto for brokerage, commission, finders, or other fees relative to this agreement, or the transactions contemplated hereby, together with any court costs, attorneys' fees or other costs or expenses arising therefrom.

            k. Headings. The subject headings of the articles, sections and subsections of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

            l. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. It shall not be necessary that the Parties hereto execute an single counterpart hereof, and this Agreement shall be effective when each party hereto has executed a counterpart hereof (whether or not any other party has executed the same counterpart).

         EXECUTED on the date first written above and shall be effective as of February 17, 2002.

TOUCHSTONE RESOURCES USA, INC.      EXPRESSION GRAPHICS, INC.

"Touchstone"                        "EGI"


By:_____________________________    By:_________________________________
   Mark A. Bush, President
                                    Title:______________________________


         **SKH Management, L.P. and SKH Energy Partners II, L.P. join in the execution of this Agreement for the purpose of acknowledging, ratifying and confirming the transfer and assignment of all of Touchstone's obligations, duties, and liabilities under the Contracts to Expression Graphics, Inc. SKH Management, L.P. and SKH Energy Partners II, L.P. further acknowledge, ratify, and confirm that the indemnification provisions set forth in paragraph 5 of the Letter Agreement, inure to the benefit and shall be equally applicable to Touchstone and EGI. SKH Management, L.P. and SKH Energy Partners II, L.P. hereby release Touchstone from any and all of its duties, obligations or responsibilities under each of the Contracts. No representation or warranty by SKH in the Contracts contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading. Duly authorized representatives of SKH Management, L.P. and SKH Energy Partners II, L.P. do hereby execute this Agreement on this the 20th day of February 2002, which shall be effective as of February 17, 2002.

SKH Management, L.P.                SKH Energy Partners, II, L.P.


By:_____________________________    By:_________________________________
   Paul J. Sigmund, President of       Paul J. Sigmund. President of
   Sigmund, Kane & Hatch, Inc.,        SK Exploration, Inc.,
   its General Partner.                its General Partner.

                                   Exhibit "A"
                   Attached to and made a part of that certain
                  Assignment Agreement dated February 19, 2002
                  by and between Touchstone Resources USA, Inc.
                          and Expression Graphics, Inc.

                                   Exhibit "B"
                   Attached to and made a part of that certain
                  Assignment Agreement dated February 19, 2002
                  by and between Touchstone Resources USA, Inc.
                          and Expression Graphics, Inc.

                                   Exhibit "C"
                   Attached to and made a part of that certain
                  Assignment Agreement dated February 19, 2002
                  by and between Touchstone Resources USA, Inc.
                          and Expression Graphics, Inc.